Exhibit 99.2

UNITED STATES DISTRICT COURT

DISTRICT OF DELAWARE

GERHARD HECKERMANN, derivatively on behalf of CPI CARD GROUP, INC.,	Case No.: 1:17-cv-01673-CFC

Plaintiff,
STIPULATION AND AGREEMENT
vs.	OF SETTLEMENT

STEVEN MONTROSS, DAVID BRUSH,

JERRY DREILING, DIANE FULTON, DAVID PEARCE, ROBERT PEARCE, NICHOLAS PETERS, DAVID ROWNTREE, BRADLEY SEAMAN, TRICOR PACIFIC CAPITAL PARTNERS (FUND IV), LIMITED PARTNERSHIP, TRICOR PACIFIC CAPITAL PARTNERS (FUND IV) US, LIMITED PARTNERSHIP, and TRICOR PACIFIC CAPITAL, INC.

Defendants,

and

CPI CARD GROUP, INC.,

Nominal Defendant.

This Stipulation and Agreement of Settlement dated December 18, 2019 (the “Stipulation”), is made and entered into by and among the following Parties (as defined below), each by and through their respective counsel: (i) Gerhard Heckermann (“Plaintiff”), plaintiff to the above-captioned shareholder derivative action (the “Derivative Action”), individually and derivatively on behalf of CPI Card Group Inc. (“CPI” or the “Company”); (ii) nominal defendant CPI; (iii) defendants Steven Montross, David Brush, Jerry Dreiling, Diane Fulton, Doug Pearce,(1) Robert Pearce, Nicholas Peters, David Rowntree, and Bradley Seaman (the “Individual

(1)  Doug Pearce has been incorrectly named as “David Pearce” in the Complaint.

Defendants”); and (iv) defendants Tricor Pacific Capital Partners (Fund IV), Limited Partnership, Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership, and Tricor Pacific Capital, Inc. (the “Tricor Defendants”).(2)

This Stipulation, subject to the approval of the United States District Court for the District of Delaware (the “Court”), is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined below) and to result in the complete dismissal of the Derivative Action with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Parties’ claims or defenses.(3)

I.                                        INTRODUCTION

A.                                    Factual Background

CPI is a Delaware corporation with principal executive offices located in Littleton, Colorado.  Plaintiff alleges in the Derivative Action that the Individual Defendants and Tricor Defendants willfully or recklessly failed to maintain internal controls at the Company and made and/or caused the Company to make misrepresentations concerning CPI’s business, operations, and prospects in its press releases and filings with the U.S. Securities and Exchange Commission (“SEC”).

B.                                    Procedural Background

On November 20, 2017, Plaintiff filed a Shareholder Derivative Complaint (the “Complaint”), on behalf of CPI, against the Individual Defendants and the Tricor Defendants

(2)  CPI, the Individual Defendants, and the Tricor Defendants are referred to collectively as “Defendants.”

(3)  Capitalized words or terms used herein, unless otherwise defined, shall have the meanings ascribed to them in Section IV, ¶1 hereof titled “Definitions.”

asserting violations of the Securities Exchange Act of 1934, breach of fiduciary duty, unjust enrichment, abuse of control, and waste of corporate assets.

On December 14, 2017, Plaintiff requested an entry of default against CPI, which was entered by the Clerk of the Court that same day.

On March 26, 2018, the Parties filed a Joint Stipulation and [Proposed] Order Staying Case. Judge Gregory M. Sleet so ordered the stipulation on March 28, 2018, which set aside the entry of default against CPI and stayed the Derivative Action until entry of a final judgment or a voluntary dismissal with prejudice in the related securities class action captioned In re CPI Card Group Inc. Securities Litigation, Case No. 1:16-cv-04531-LAK, then pending in the United States District Court for the Southern District of New York (the “Securities Class Action”).

The Derivative Action was subsequently reassigned to Judge Colm F. Connolly on September 20, 2018.

On December 19, 2018, the Parties filed a Stipulation and [Proposed] Protective Order Governing the Production and Exchange of Confidential Information, which was subsequently corrected to conform with the Court’s practices on January 2, 2019.  Judge Connolly entered the protective order on January 2, 2019 (“Protective Order”).

Subject to the Protective Order, Defendants produced over 15,000 pages of documents to Plaintiff between January 18, 2019 and January 23, 2019.

C.                                    Settlement Negotiations

In or about April 2018, the Parties agreed to participate in a private mediation session before mediator Michelle Yoshida, Esq. of Phillips ADR (the “Mediator”).

On April 20, 2018, in anticipation of the mediation, Plaintiff’s Counsel sent a settlement demand to Defendants’ Counsel that included extensive proposed corporate governance modifications.

On May 4, 2018, the Parties participated in an in-person full day mediation to discuss a possible resolution of the Derivative Action before the Mediator.

The Parties did not arrive at a resolution during the mediation, and they subsequently continued the settlement negotiations through engagement in numerous telephonic and written communications with the assistance of the Mediator until March 27, 2019, on which date the Parties agreed in principle to the material terms of the settlement of the Derivative Action.

As consideration for the Settlement, CPI shall institute certain corporate governance modifications, the terms of which are fully set forth in Exhibit A attached hereto (the “Corporate Governance Modifications”).  As a condition of the Settlement, CPI shall maintain the Corporate Governance Modifications for at least three (3) years.

With substantial assistance from the Mediator, and only after agreeing upon the scope and substance of the Corporate Governance Modifications, the Parties negotiated at arm’s-length the quantum of attorneys’ fees and expenses that Plaintiff’s Counsel would seek as a fee award and to which Defendant’s Counsel would agree not to object.

On August 16, 2019, the Parties agreed to a Mediator’s proposal that, subject to approval by the Court, Plaintiff’s Counsel would receive, and Defendants would cause their insurer to pay, three hundred forty-two thousand and five hundred dollars ($342,500) to Plaintiff’s Counsel for their attorneys’ fees and expenses (the “Fee and Expense Award”).

The independent directors of CPI’s board of directors (the “Board”), in exercising their business judgment, approved the Settlement and each of its terms, as set forth in this Stipulation, as in the best interest of CPI.

II.                                   PLAINTIFF’S COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFF’S CLAIMS, AND THE SUBSTANTIAL BENEFIT OF SETTLEMENT

Plaintiff’s Counsel conducted an investigation relating to the claims and the underlying events alleged in the Derivative Action, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the allegations contained in the Securities Class Action; (3) researching and drafting the Complaint; (4) researching the applicable law with respect to the claims in the Derivative Action and the potential defenses thereto; (5) researching corporate governance issues; (6) preparing an extensive settlement demand that included a corporate governance modifications proposal; (7) attending the in-person mediation; (8) engaging in extensive settlement discussions with Defendants’ Counsel; and (9) reviewing the documents produced by Defendants subject to the Protective Order.

Plaintiff’s Counsel believe that the claims asserted in the Derivative Action have merit and that their investigation supports the claims asserted.  Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of his own allegations, and in light of the substantial benefit Plaintiff’s Counsel believes the Settlement confers, as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiff has concluded that it is desirable that the Derivative Action be fully and finally settled in the manner, and upon the terms and conditions, set forth in this Stipulation.  Plaintiff and Plaintiff’s Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants and Tricor Defendants through trials and possible appeals.  Plaintiff’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Action, as well as the difficulties and delays inherent in such litigation.  Based on their evaluation, and in light of the substantial benefit conferred upon the Company and its stockholders as a result of the Settlement, Plaintiff and Plaintiff’s Counsel have determined that the Settlement is in the best interests of Plaintiff, CPI, and current CPI stockholders, and have agreed to settle the Derivative Action upon the terms, and subject to the conditions, set forth herein.

III.                              DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny any wrongdoing or that that they have breached any duty or committed any act or omission giving rise to any liability or violation of law, including but not limited to the U.S. securities laws.  Defendants have denied and continue to deny that a pre-suit demand would have been futile or was excused and that this action was properly brought as a derivative action on behalf of CPI.  Defendants have denied and continue to deny each and every one of the claims that was alleged or could have been alleged by Plaintiff in the Derivative Action, including all claims in the Complaint, as well as any allegations that Plaintiff or CPI or its stockholders have suffered damages or were otherwise harmed by the conduct alleged in the Derivative Action.  Defendants continue to believe that the claims asserted against them in the Derivative Action are without merit and reserve their rights to challenge, among other things, the adequacy of the Complaint if the Settlement does not become effective as set forth herein.  This Stipulation and the provisions herein shall not be deemed to be, or offered or received in evidence as, a presumption, a concession or an admission of any fault, liability, or wrongdoing or damage whatsoever by any Defendant.  Nonetheless, Defendants have concluded that further conduct of the Derivative Action would be protracted and expensive, and, taking into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Derivative Action, have determined that it is desirable and beneficial that the Derivative Action be settled in the manner and upon the terms and conditions set forth in this Stipulation.

IV.                               TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Without any concession by Plaintiff that the Derivative Action lacks merit, and without any concession by Defendants of any liability or wrongdoing or lack of merit of their defenses, Plaintiff, individually and derivatively on behalf of CPI, and Defendants, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, in consideration of the substantial benefit flowing to the Parties, the Derivative Action and all of the Released Claims shall be fully, finally, and forever satisfied, compromised, settled, released, discharged, and dismissed with prejudice, upon the terms and subject to the conditions set forth herein as follows:

1.                                      Definitions

As used in this Stipulation, the following terms have the meanings specified below.  In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definitions set forth below shall control.

1.1                               “Claims” means, collectively, any and all claims, rights, demands, causes of action or liabilities of any kind, nature and character (including but not limited to claims for damages, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured.

1.2                               “Defendants’ Counsel” means Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166 and Abrams & Bayliss LLP, 20 Montchanin Road, Suite 200, Wilmington, DE 19807.

1.3                               “Defendants’ Released Claims” means all Claims that could be asserted in any forum by any of CPI, the Individual Defendants or Tricor Defendants against Plaintiff, Plaintiff’s Counsel, CPI, and all current CPI stockholders (solely in their capacity as CPI stockholders) (including known and Unknown Claims brought directly), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action or the Released Claims; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Settlement.

1.4                               “Effective Date” means the first date by which all of the events and conditions specified in Section IV, ¶6.1 herein have been met and have occurred.

1.5                               “Final,” with respect to a court order, means the later of: (i) if there is an appeal from a court order, the date of final affirmance on appeal and the expiration of the time for any further judicial review whether by appeal, reconsideration or a petition for a writ of certiorari and, if certiorari is granted, the date of final affirmance of the order following review pursuant to the grant; or (ii) the date of final dismissal of any appeal from the order or the final dismissal of any proceeding on certiorari to review the order; or (iii) the expiration of the time for the filing or noticing of any appeal or petition for certiorari from the order (or, if the date for taking an appeal or seeking review of the order shall be extended beyond this time by order of the issuing court, by operation of law or otherwise, or if such extension is requested, the date of expiration of any extension if any appeal or review is not sought), without any such filing or noticing being made.  However, any appeal or proceeding seeking subsequent judicial review pertaining solely to the Court’s award of attorneys’ fees or expenses, shall not in any way delay or affect the time set forth above for the Judgment to become Final or otherwise preclude the Judgment from becoming Final.

1.6                               “Judgment” means the final order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.

1.7                               “Notice” means the Notice of Proposed Settlement of Derivative Action to current CPI stockholders of the Settlement, which, subject to the Court’s approval, shall be substantially in the form of Exhibit B attached hereto.

1.8                               “Parties” means, collectively, Plaintiff (individually and derivatively on behalf of CPI) and each of the Defendants.

1.9                               “Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and its, his/her and/or their respective officers, directors, employees, principals, agents, attorneys, accountants, auditors, assigns, advisors, associates, divisions, trustees, beneficiaries, joint ventures and joint venturers, spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

1.10                        “Plaintiff’s Counsel” means The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, New York 11771, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, New York 10016, and Farnan LLP, 919 N. Market Street, Wilmington, Delaware 19801.

1.11                        “Preliminary Approval Order” means the Order Preliminarily Approving Derivative Settlement and Providing for Notice to be entered by the Court, substantially in the form of Exhibit C attached hereto.

1.12                        “Related Persons” means each and all of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

1.13                        “Released Claims” means all Claims, including known and Unknown Claims, against any of the Released Persons that (i) were asserted or could have been asserted derivatively in the Derivative Action; (ii) would have been barred by res judicata had the Derivative Action been fully litigated to final judgment; or (iii) could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that concern or arise out of or relate to any of the subject matters, allegations, transactions, facts, occurrences, representations, statements, or omissions alleged, involved, set forth, or referred to in the Complaint; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Settlement.

1.14                        “Released Person(s)” means, collectively, each and all of the Defendants and their Related Persons.

1.15                        “Settlement” means the settlement of the Derivative Action as documented in this Stipulation.

1.16                        “Settlement Hearing” means the hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.

1.17                        “Unknown Claims” means any Claims that any Party or any current CPI stockholder (claiming in the right of, or on behalf of, the Company) does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Claims and Defendants’ Released Claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Claims and Defendants’ Released Claims, or might have affected his, her, or its decision not to object to this Settlement.  Unknown Claims include those Claims in which some or all of the facts comprising the Claim may be unsuspected, or even undisclosed or hidden.  With respect to any and all Released Claims and Defendants’ Released Claims, including Unknown Claims, the Parties stipulate and agree that, upon the

Effective Date, they shall expressly waive, and every current CPI stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties shall expressly waive, and every current CPI stockholder who is not a Defendant shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542.  The Parties may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims or Defendants’ Released Claims, but the Parties shall expressly have, and every current CPI stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims and Defendants’ Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Parties acknowledge, and every current CPI stockholder who is not a Defendant shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement of which this release is a material and essential part.

2.                                      Terms of the Settlement

2.1                               In consideration for the full and final release, settlement and discharge of any and all claims that were or could have been asserted by Plaintiff, individually and derivatively on behalf of CPI, against Defendants in the Derivative Action and the other terms and conditions of this Stipulation, the Parties have agreed to the following:

2.2                               Promptly following the Court’s entry of Judgment, CPI shall implement the Corporate Governance Modifications set forth in Exhibit A.  Subject to changes in applicable laws or regulations, the Corporate Governance Modifications shall remain in effect for a period of three (3) years from the date the Court enters the Judgment.

3.                                      Procedure for Implementing the Settlement

3.1                               Promptly after execution of this Stipulation, Plaintiff shall submit this Stipulation, together with its exhibits, to the Court and apply for entry of the Preliminary Approval Order in the Court, substantially in the form of Exhibit C attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to current CPI stockholders; (iii) approval of the form of notice of the Settlement substantially in the form of Exhibit B attached hereto; and (iv) a date for the Settlement Hearing.

3.2                               CPI shall undertake the administrative responsibility for giving notice of the Settlement to current CPI stockholders in the manner set forth in this paragraph.  CPI shall be solely responsible for paying the costs and expenses related to providing such notice or any notice that is required by the Court.  Within ten (10) calendar days after the Court’s entry of the Preliminary Approval Order, CPI shall issue the notice of the Settlement substantially in the form of Exhibit B attached hereto (“Notice”) via a press release on GlobeNewswire, file with the SEC the Notice and Stipulation as exhibits to a Form 8-K, and post the Notice together with the Stipulation on the Investor Relations page of CPI’s corporate website, or per the means required by the Court.  The Notice will contain a link to the page on the investor relations portion of CPI’s corporate website where the Notice and Stipulation will be posted, which posting will be maintained through the date of the Settlement Hearing.  The Parties believe the content of the Notice and the manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to current CPI Stockholders pursuant to applicable law and due process.

3.3                               Plaintiff shall request that the Court hold the Settlement Hearing to approve the Settlement and the Fee and Expense Award at least fifty-five (55) calendar days after the Court’s entry of the Preliminary Approval Order.

3.4                               Pending the Court’s determination as to final approval of the Settlement, Plaintiff and Plaintiff’s Counsel, and any current CPI stockholders, derivatively on behalf of CPI, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal.

4.                                      Releases

4.1                               Upon the Effective Date, CPI, Plaintiff (individually and on behalf of CPI), and each current CPI stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons.  CPI, Plaintiff, and each current CPI stockholder shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.2                               Upon the Effective Date, each of CPI, the Individual Defendants and Tricor Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Plaintiff and his beneficiaries and their Related Persons, Plaintiff’s Counsel and their Related Persons, CPI, and all current CPI stockholders (solely in their capacity as CPI stockholders) from Defendants’ Released Claims.  CPI, the Individual Defendants and Tricor Defendants shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiff or his beneficiaries or their Related Persons, Plaintiff’s Counsel or their Related Persons, CPI, or any current CPI stockholders (solely in their capacity as CPI stockholders) with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiff and his beneficiaries and their Related Persons, Plaintiff’s Counsel and their Related Persons, CPI, and all current CPI stockholders (solely in their capacity as CPI stockholders) except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.3                               Nothing herein shall in any way release, waive, impair, or restrict the rights of any of the Parties to enforce the terms of the Stipulation.

5.                                      Plaintiff’s Counsel’s Attorneys’ Fees and Expenses

5.1                               After negotiating the principal terms of the Settlement, Plaintiff’s Counsel and Defendants’ Counsel, with the assistance of the Mediator, separately negotiated the Fee and Expense Award to be paid to Plaintiff’s Counsel.  Defendants agreed not to object to and, subject to Court approval of the Settlement and the Fee and Expense Award and the terms of this Stipulation, to cause their insurer to pay to Plaintiff’s Counsel the amount of three hundred forty-two thousand five hundred dollars ($342,500).  Such Fee and Expense Award shall cover all fees and expenses for all of Plaintiff’s Counsel in connection with the Derivative Action.  The Parties agree that the Fee and Expense Award is fair and reasonable in light of the substantial benefit conferred upon CPI and current CPI stockholders by the Settlement.

5.2                               Within twenty (20) calendar days of the Court’s entry of the Preliminary Approval Order, Defendants shall cause their insurer to pay the Fee and Expense Award to Plaintiff’s Counsel’s escrow account (the “Escrow Account”) via wire transfer or check.  Plaintiff’s Counsel shall provide Defendants’ Counsel, within five (5) calendar days after entry of the Preliminary Approval Order, all necessary payment details to accomplish payment of the Fee and Expense Award to the Escrow Account, including an executed Form W-9.  Defendants and Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, or any taxes or expenses incurred in connection with the Escrow Account.  Plaintiff’s Counsel shall be solely responsible for any administrative costs associated with the Escrow Account, as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

5.3                               The Fee and Expense Award shall remain in the Escrow Account until the entry of the Judgment, at which time the Fee and Expense Award shall be immediately releasable to

Plaintiff’s Counsel, notwithstanding the existence of any timely-filed objections thereto or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof.  Should the Court order the payment of attorneys’ fees and expenses to Plaintiff’s Counsel in an amount less than the agreed Fee and Expense Award prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released to Plaintiff’s Counsel.  Any amounts remaining in the Escrow Account shall be returned to Defendants’ insurer within twenty (20) calendar days of entry of the Judgment or a final judgment after any appeal is concluded.

5.4                               Payment of the Fee and Expense Award in the amount approved by the Court shall constitute final and complete payment for Plaintiff’s Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Derivative Action and the resolution of the claims alleged therein.  Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Award amongst Plaintiff’s Counsel.  Defendants, including CPI, shall have no obligation to make any payment to any Plaintiff’s Counsel other than the payment to the Escrow Account provided in Section IV, ¶¶5.1-5.2 herein, nor shall Defendants, including CPI, have any obligation to pay or reimburse any fees, expenses, costs or damages alleged or incurred by Plaintiff, by current CPI stockholders or by their Related Persons, or any person, firm, trust, corporation, officer, director or other individual or entity in which Plaintiff has a controlling interest with respect to the Released Claims or the Derivative Action.

5.5                               If for any reason any condition in Section IV, ¶6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way cancelled or terminated, or if the Judgment is reversed on appeal, then each of Plaintiff’s Counsel and their successors shall be obligated to repay to Defendants’ insurer, within twenty (20) calendar days after written notification of such an event, the amount of the Fee and Expense Award paid by Defendants’ insurer that they received, and any amounts remaining in the Escrow Account shall be returned to Defendants’ insurer.  In the event of any failure to obtain final approval of the full amount of the Fee and Expense Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or the Fee and Expense Award being overturned or substantially modified, each of Plaintiff’s Counsel and their successors shall be obligated to repay to Defendants’ insurer, within twenty (20) calendar days, the portion of the Fee and Expense Award paid by Defendants’ insurer that they received and that was ultimately not awarded to Plaintiff’s Counsel, and any amounts remaining in the Escrow Account shall be returned to Defendants’ insurer.

5.6                               Except as otherwise provided in this Stipulation, each of the Parties shall bear his, her, or its own costs and attorneys’ fees.

5.7                               In light of the substantial benefit that Plaintiff has helped to create for all current CPI stockholders, Plaintiff shall apply for a Court-approved service award in the amount of one thousand five hundred dollars ($1,500.00) (the “Service Award”), to which Defendants shall not object.  The Service Award to Plaintiff, to the extent that it is approved, shall be funded from the Fee and Expense Award.

6.                                      Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1                               The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(i)                                     the entry of the Preliminary Approval Order;

(ii)                                  the Court’s entry of the Judgment;

(iii)                               the payment of the Fee and Expense Award into the Escrow Account in accordance with Section IV, ¶¶5.1-5.2 herein; and

(iv)                              the Judgment has become Final.

6.2                               If any of the conditions specified in Section IV, ¶6.1 are not met, then the Stipulation shall be cancelled and terminated subject to Section IV, ¶6.4, and Plaintiff and Defendants shall be restored to their respective positions in the Derivative Action as of the date immediately preceding the date of this Stipulation unless Plaintiff’s Counsel and Defendants’ Counsel, on behalf of their respective clients, mutually agree in writing to proceed with the Stipulation.

6.3                               Each of the Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Parties within twenty (20) calendar days of: (i) the Court’s Final refusal to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Court’s Final refusal to enter the Preliminary Approval Order in substantially the form attached as Exhibit C hereto; (iii) the Court’s Final refusal to enter the Judgment in substantially the form attached as Exhibit D hereto; (iv) the date on which the Judgment is reversed or modified in any material respect by a Final order of the Court, the United States Court of Appeals or the Supreme Court of the United States; (v) the date on which the payment of the Fee and Expense Award into the Escrow Account in accordance with Section IV, ¶¶ 5.1-5.2 herein is not made; or (vi) the date on which the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Party has, within twenty (20) calendar days of the date on which notice of the termination event has been provided to all other Parties, attempted in good faith to confer with the other Parties and/or to participate in a mediation session with the Mediator and the other Parties to attempt to remedy the issue.  Any order or proceeding relating to the Fee and Expense Award, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the Judgment approving the Settlement from becoming Final.

6.4                               In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to Section IV, ¶6.3 above, the Plaintiff and the Defendants shall be restored to their respective positions as of the date immediately preceding the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any of the Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action or in any other action or proceeding.  In such event, the terms and provisions of the Stipulation, with the exception of Section IV, ¶¶1.1-1.17, 5.5, 6.4, 8.5-8.19 herein, shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.                                      Bankruptcy

7.1                               In the event any proceedings by or on behalf of CPI, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

7.2                               In the event of any Bankruptcy Proceedings by or on behalf of CPI, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

8.                                      Miscellaneous Provisions

8.1                               The Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2                               Any planned, proposed or actual sale, merger or change-in-control of CPI shall not void this Stipulation.  The Stipulation shall run to the Parties’ respective successors-in-interest.  In the event of a planned, proposed or actual sale, merger or change-in-control of CPI, the Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Award.

8.3                               The Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s-length by the Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel.   The Parties shall not take the position that the litigation was brought or defended in bad faith.  The Parties and their respective counsel agree that, throughout the course of the litigation, all Parties and their counsel complied with Rule 11 of the Federal Rules of Civil Procedure in connection with the maintenance, prosecution, defense, and settlement of the Derivative Action and shall not make any application for sanctions, pursuant to Rule 11 or other court rule or statute, with respect to any claim or defense in the Derivative Action.

8.4                               While maintaining their positions that the claims and defenses asserted in the Derivative Action are, respectively, meritorious or without merit, as the case may be, Plaintiff and Plaintiff’s Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation, or that of their counsel, connected to the Derivative Action.  Notwithstanding the foregoing, each of the Parties reserves their right to rebut, in a manner that such party determines to be reasonable and appropriate, any contention made in any public forum that the Derivative Action was brought or defended in bad faith or without a reasonable basis.

8.5                               Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a)                                 shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiff or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Action or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b)                                 shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c)                                  shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

(d)                                 shall not be offered, received, or used in any way against Plaintiff or Plaintiff’s Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiff’s claims are without merit or that Plaintiff would not have been able to prevail on his claims at trial.

8.6                               Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

8.7                               The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.8                               The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Parties or their respective successors-in-interest.  After prior notice to the Court, but without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

8.9                               This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Parties with respect to the Derivative Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.10                        The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement.  The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.

8.11                        The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

8.12                        The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons.

8.13                        The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice of law principles.  No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.14                        This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations among the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

8.15                        All agreements made and orders entered during the course of the Derivative Action relating to the confidentiality of information and documents shall survive this Stipulation.

8.16                        Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Plaintiff’s Counsel and Defendants’ Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

8.17                        The Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

8.18                        Any notice required by this Stipulation shall be submitted by overnight mail and e-mail to each of the signatories below.

8.19                        The Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail.

All executed counterparts and each of them shall be deemed to be one and the same instrument.  A complete set of executed counterparts shall be filed with the Court.

IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of December 18, 2019.

Dated: December 18, 2019	THE BROWN LAW FIRM, P.C.

/s/ Timothy Brown
Timothy Brown
240 Townsend Square
Oyster Bay, NY 11771
Telephone: (516) 922-5427
Facsimile: (516) 344-6204
Email: tbrown@thebrownlawfirm.net

THE ROSEN LAW FIRM, P.A.
Phillip Kim
275 Madison Avenue, 40th Floor
New York, NY 10016
Telephone: (212) 686-1060
Facsimile: (212) 202-3827
Email: pkim@rosenlegal.com

FARNAN LLP
Brian E. Farnan
Michael J. Farnan
919 N. Market St., 12th Floor
Wilmington, DE 19801
Telephone: (302) 777-0300
Facsimile: (302) 777-0301
Email: bfarnan@farnanlaw.com
Email: mfarnan@farnanlaw.com

Counsel for Plaintiff

Dated: December 18, 2019	WINSTON & STRAWN LLP

/s/ Matthew L. DiRisio
James P. Smith, III
Matthew L. DiRisio
200 Park Avenue
New York, NY 10166
Telephone: (212) 294-6700
Facsimile: (212) 294-4700
Email: JPSmith@winston.com
Email: MDiRisio@winston.com

Counsel for the Individual Defendants and
the Tricor Defendants

ABRAMS & BAYLISS LLP
/s/ A. Thompson Bayliss
A. Thompson Bayliss
Daniel J. McBride
20 Montchanin Road, Suite 200
Wilmington, DE 19807
Telephone: (302) 778-1000
Facsimile: (302) 261-0292
Email: bayliss@abramsbayliss.com
Email: mcbride@abramsbayliss.com

Counsel for Nominal Defendant
CPI Card Group Inc.

UNITED STATES DISTRICT COURT

DISTRICT OF DELAWARE

GERHARD HECKERMANN, derivatively on behalf of CPI CARD GROUP, INC.,	Case No.: 1:17-cv-01673-CFC

Plaintiff,
EXHIBIT A
vs.
CORPORATE GOVERNANCE
STEVEN MONTROSS, DAVID BRUSH,	REFORMS

JERRY DREILING, DIANE FULTON, DAVID PEARCE, ROBERT PEARCE, NICHOLAS PETERS, DAVID ROWNTREE, BRADLEY SEAMAN, TRICOR PACIFIC CAPITAL PARTNERS (FUND IV), LIMITED PARTNERSHIP, TRICOR PACIFIC CAPITAL PARTNERS (FUND IV) US, LIMITED PARTNERSHIP, and TRICOR PACIFIC CAPITAL, INC.

Defendants,

and

CPI CARD GROUP, INC.,

Nominal Defendant.

Promptly following the issuance of a final order approving the settlement of the above-referenced action (the “Derivative Action”) by the United States District Court for the District of Delaware (“Court”), CPI Card Group Inc. (“CPI” or the “Company”) shall implement the corporate governance modifications set forth below. These modifications will supplement the Company’s existing policies and practices, which the Company believes to be in compliance with applicable law. Subject to changes in applicable laws or regulations, the following Reforms shall remain in effect for a period of three (3) years from the date the Court issues the final order approving the settlement.

CPI acknowledges and agrees that the filing, pendency, and settlement of the Derivative Action was a precipitating and material factor in CPI’s decision to adopt and implement the corporate governance modifications set forth below. CPI further acknowledges and agrees that the corporate governance modifications confer a substantial benefit upon CPI and its stockholders.

I.                                        WHISTLEBLOWERS

Although the Company’s Ethics Policies already provide for, and publicize, a whistleblower policy for the Company and its employees, CPI agrees to publish and distribute a standalone written whistleblower policy to its employees.  CPI will also post information regarding its Whistleblower Hotline and alternative reporting mechanisms prominently on its website and make clear that it is available to assist on matters pertaining to corruption, fraud or similar unlawful activities at CPI.  The Whistleblower Hotline will be overseen by an executive officer of CPI, who, in consultation with counsel where necessary or appropriate, will review the reports and determine whether they warrant further investigation and/or Audit Committee or Board of Directors (“Board”) review.

II.                                   REPORTING OF RISK COMPLIANCE ISSUES

CPI will formalize a dotted line reporting relationship from the Company’s Chief Legal and Compliance Officer to its Audit Committee for purposes of, among other things, oversight and evaluation of the Company’s ethics and compliance processes and practices. In particular, the Audit Committee will adopt a resolution that will, among other things:

(a) establish such a reporting relationship; and

(b) provide that the Chief Legal and Compliance Officer shall meet with the Audit Committee in executive session at least quarterly to discuss and/or raise any concerns with respect to the Company’s ethics and compliance processes and practices.

III.                              EXECUTIVE REPORTS

CPI will implement a protocol pursuant to which the Company’s Chief Executive Officer or Chief Financial Officer (or their designee) will provide formal reports to the Board on a quarterly basis, which may be in written form or an agenda item to be discussed at a formal meeting of the Board, regarding the Company’s financial condition, including, but not limited to:

(a) any material increases in expenses and liabilities and/or material decreases in revenues and earnings;

(b) the underlying significant causes of any such performance to the extent inconsistent with the Company’s expectations and management’s plans with respect to such performance as appropriate; and

(c) the status of any management plans previously implemented pursuant to such quarterly reports.

UNITED STATES DISTRICT COURT

DISTRICT OF DELAWARE

GERHARD HECKERMANN, derivatively on behalf of CPI CARD GROUP, INC.,	Case No.: 1:17-cv-01673-CFC

Plaintiff,
EXHIBIT B
vs.

STEVEN MONTROSS, DAVID BRUSH,	NOTICE OF SETTLEMENT

JERRY DREILING, DIANE FULTON, DAVID PEARCE, ROBERT PEARCE, NICHOLAS PETERS, DAVID ROWNTREE, BRADLEY SEAMAN, TRICOR PACIFIC CAPITAL PARTNERS (FUND IV), LIMITED PARTNERSHIP, TRICOR PACIFIC CAPITAL PARTNERS (FUND IV) US, LIMITED PARTNERSHIP, and TRICOR PACIFIC CAPITAL, INC.

TO CPI STOCKHOLDERS

Defendants,

and

CPI CARD GROUP, INC.,

Nominal Defendant.

A.                                    NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

B.                                    TO:                           ALL OWNERS OF CPI CARD GROUP INC. (“CPI” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: PMTS) AS OF DECEMBER 18, 2019, WHO CONTINUE TO OWN SUCH SHARES THROUGH             , 2020.

C.                                    PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.   \

D.                                    IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE ACTION, CPI STOCKHOLDERS WILL BE FOREVER BARRED FROM

CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING RELEASED CLAIMS.

E.                                     THIS ACTION IS NOT A “CLASS ACTION.”  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

F.                                      PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement, dated December 18, 2019 (the “Stipulation”).  The purpose of this Notice is to inform you of:

G.                                    •                                          the existence of the above-captioned derivative action (“Derivative Action”),

H.                                   •                                          the proposed settlement between the Plaintiff(4) and Defendants reached in the Derivative Action (the “Settlement”),

I.                                        •                                          the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement,

J.                                        •                                          Plaintiff’s Counsel’s application for fees and expenses, and

K.                                    •                                          Plaintiff’s Service Award.

L.                                     This Notice describes what steps you may take in relation to the Settlement.  This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiff’s claims or Defendants’ defenses.  This Notice is solely to advise you of the proposed Settlement of the Derivative Action and of your rights in connection with the proposed Settlement.

Summary

On December 18, 2019, Plaintiff, CPI, in its capacity as a nominal defendant, defendants Steven Montross, David Brush, Jerry Dreiling, Diane Fulton, Doug Pearce, Robert Pearce, Nicholas Peters, David Rowntree, Bradley Seaman (“Individual Defendants”), and defendants Tricor Pacific Capital Partners (Fund IV), Limited Partnership, Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership, and Tricor Pacific Capital, Inc. (“Tricor Defendants”) entered into the Stipulation in the Derivative Action filed derivatively on behalf of CPI, in the United States District Court for the District of Delaware (the “Court”) against the Individual Defendants and the Tricor Defendants.  The Settlement, as documented in the Stipulation, subject to the approval of the Court, is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the dismissal of the Derivative Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation.  The proposed Settlement requires the Company to adopt certain corporate governance modifications, as outlined in Exhibit A to the Stipulation, and provides that the Defendants shall cause their insurer to pay a Fee and Expense Award to Plaintiff’s Counsel of three hundred forty-two thousand and five hundred dollars ($342,500) and a Service Award to Plaintiff of one thousand five hundred dollars ($1,500), to be paid from the Fee and Expense Award.

(4)  All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

This notice is a summary only and does not describe all of the details of the Stipulation.  For full details of the matters discussed in this summary, please see the full Stipulation posted on the Company’s website, https://investor.cpicardgroup.com/home/, contact Plaintiff’s Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About?

The Derivative Action is brought derivatively on behalf of nominal defendant CPI and alleges that the Individual Defendants and Tricor Defendants breached their fiduciary duties by making and/or causing CPI to make false and misleading statements of material fact to the investing public and failing to maintain internal controls at CPI.

Why is there a Settlement?

The Court has not decided in favor of Defendants or Plaintiff.  Instead, both sides agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Settlement, including the corporate governance modifications that the Company will adopt as part of the Settlement, provides a substantial benefit to, and is in the best interests of, CPI and its stockholders.

Defendants deny each and every allegation of wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Derivative Action.  Defendants further assert that, at all times, they acted in good faith, and in a manner they reasonably believed to be and that was in the best interests of CPI and CPI’s stockholders.  Defendants assert that they have meritorious defenses to the claims in the Derivative Action.  Nonetheless, Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the risks inherent in any lawsuit and the burden and expense of further litigation.

The Settlement Hearing and Your Right to Object to the Settlement

On             ,     , the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for the notice of the Settlement to be made to current CPI stockholders.  The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on            , 2020 at   :    .m. before the Honorable Colm F. Connolly, U.S. District Court, District of Delaware, Courtroom 4B, located at the J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, Delaware 19801, to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Derivative Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) consider the agreed-to Fee and Expense Award to Plaintiff’s Counsel of attorneys’ fees and the reimbursement of expenses; (v) consider the Service Award to Plaintiff, which shall be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

Any current CPI stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed award of attorneys’ fees and expenses, may file a written objection with the Court.  An objector must at least fourteen (14) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of CPI common stock as of December 18, 2019 and through the date of the Settlement Hearing, including the number of shares of CPI common stock held and the date of purchase, (c) any and all documentation or evidence in support of such objection, and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three (3) years; and (2) if intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve on the below listed counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing.  Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN            , 2020.  The Clerk’s address is:

Clerk of the Court

U.S. DISTRICT COURT, DISTRICT OF DELAWARE

J. Caleb Boggs Federal Building

844 N. King Street, Unit 18

Wilmington, Delaware 19801

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFF’S COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN            , 2020.  Counsel’s addresses are:

Counsel for Plaintiff:

Timothy Brown	Phillip Kim
THE BROWN LAW FIRM, P.C.	THE ROSEN LAW FIRM, P.A.
240 Townsend Square	275 Madison Avenue, 40th Floor
Oyster Bay, NY 11771	New York, NY 10016

Counsel for Defendants:

James P. Smith III

Matthew L. DiRisio

WINSTON & STRAWN LLP

200 Park Avenue

New York, NY 10166

Counsel for Nominal Defendant:

A. Thompson Bayliss

ABRAMS & BAYLISS LLP

20 Montchanin Road, Suite 200

Wilmington, DE 19807

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense.  If an objector hires an attorney to represent him, her or it for the purposes of making such objection, the attorney must serve a notice of appearance on the counsel listed above and file such notice with the Court no later than fourteen (14) calendar days before the Settlement Hearing.  Any CPI stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

M.                                 Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense.  Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

N.                                    If you are a current CPI stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to such settlement in this Derivative Action, and from pursuing any of the Released Claims.

O.                                    You may obtain further information by contacting counsel for Plaintiff at: Timothy Brown, The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, NY 11771, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net or Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, NY 10016, Telephone: (212) 686-1060, Email: pkim@rosenlegal.com.  Please Do Not Call the Court or Defendants with Questions About the Settlement.

UNITED STATES DISTRICT COURT

DISTRICT OF DELAWARE

GERHARD HECKERMANN, derivatively on behalf of CPI CARD GROUP, INC.,	Case No.: 1:17-cv-01673-CFC

Plaintiff,
EXHIBIT C
vs.

STEVEN MONTROSS, DAVID BRUSH,	[PROPOSED] ORDER

JERRY DREILING, DIANE FULTON, DAVID PEARCE, ROBERT PEARCE, NICHOLAS PETERS, DAVID ROWNTREE, BRADLEY SEAMAN, TRICOR PACIFIC CAPITAL PARTNERS (FUND IV), LIMITED PARTNERSHIP, TRICOR PACIFIC CAPITAL PARTNERS (FUND IV) US, LIMITED PARTNERSHIP, and TRICOR PACIFIC CAPITAL, INC.

PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

Defendants,

and

CPI CARD GROUP, INC.,

Nominal Defendant.

1.                                      WHEREAS, the parties to the above-captioned shareholder derivative action (the “Derivative Action”) have made an application for an order: (i) preliminarily approving the Stipulation and Agreement of Settlement dated December 18, 2019 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed settlement and dismissal with prejudice of the Derivative Action; and (ii) approving the form and content of the Notice of the Settlement to CPI Stockholders, substantially in the form of Exhibit B attached to the Stipulation (the “Notice”);

2.                                      WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (unless otherwise defined herein); and

3.                                      WHEREAS, the Court has read and considered the Stipulation and the exhibits annexed thereto, and all the Parties have consented to the entry of this Order Preliminarily Approving Derivative Settlement and Providing for Notice (“Preliminary Approval Order”),

4.                                      NOW THEREFORE, IT IS HEREBY ORDERED:

5.                                      The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the settlement set forth therein (the “Settlement”), including the terms and conditions for settlement and dismissal with prejudice of the Derivative Action.

6.                                      A hearing shall be held before this Court (the “Settlement Hearing”) on             , 2020 at   :    .m.,(5) at the United States District Court for the District of Delaware, the Honorable Colm F. Connolly, Courtroom 4B, located at the J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, Delaware 19801, to review the adequacy, fairness, and reasonableness of the Settlement set forth in the Stipulation and to determine: (i) whether to enter the Judgment finally approving the Settlement, substantially in the form of Exhibit D attached to the Stipulation; and (ii) all other matters properly before the Court.  At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate.

7.                                      The Court approves, as to form and content, the Notice, and finds that issuing the Notice through issuance of a press release on GlobeNewswire, filing with the SEC the Notice and Stipulation as exhibits to a Form 8-K, and posting the Notice together with the Stipulation on the

(5)  The Parties respectfully request that the Settlement Hearing be scheduled at least fifty-five (55) days after entry of this Preliminary Approval Order.

investors relations portion of CPI’s corporate website substantially in the manner and form set forth in this Preliminary Approval Order meets the requirements of due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to current CPI stockholders and all other Persons entitled thereto.

8.                                      Not later than ten (10) calendar days following entry of this Preliminary Approval Order, CPI shall issue the Notice via a press release on GlobeNewswire, file with the SEC the Notice and Stipulation as exhibits to a Form 8-K, and post the Notice together with the Stipulation on the Investor Relations page of CPI’s corporate website. The Notice will contain a link to the page on the investor relations portion of CPI’s corporate website where the Notice and Stipulation of Settlement will be posted, which posting will be maintained through the date of the Settlement Hearing.

9.                                      All costs incurred in providing the Notice shall be paid by CPI, and CPI shall undertake all administrative responsibility for such issuing, filing, and posting of the Notice.

10.                               All papers in support of the Settlement and the Fee and Expense Award, including any Service Award, shall be filed with the Court and served at least twenty-one (21) calendar days prior to the Settlement Hearing, and any reply papers shall be filed with the Court at least seven (7) calendar days prior to the Settlement Hearing.

11.                               Any current CPI stockholder may object and/or appear and show cause, if he, she, or it has any concern why the Settlement should not be finally approved as fair, reasonable, and adequate, why the Judgment should not be entered thereon, and/or why the Fee and Expense Award and the Service Award, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no current CPI stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Award and the Service Award, unless that stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of CPI common stock as of the date of the Stipulation and through the date of the Settlement Hearing, including the number of shares of CPI common stock held and the date of purchase, (c) any and all documentation or evidence in support of such objection, and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three (3) years; and (2) if a current CPI stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court (a) a written notice of such stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing.  If a current CPI stockholder files a written objection and/or written notice of intent to appear, such stockholder must also serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such stockholder files with the Court (either by hand delivery or by first class mail) at least fourteen (14) calendar days prior to the Settlement Hearing upon each of the following:

Counsel for Plaintiff:

Timothy Brown	Phillip Kim
THE BROWN LAW FIRM, P.C.	THE ROSEN LAW FIRM, P.A.
240 Townsend Square	275 Madison Avenue, 40th Floor
Oyster Bay, NY 11771	New York, NY 10016

Counsel for Defendants:

James P. Smith, III

Matthew L. DiRisio

WINSTON & STRAWN LLP

200 Park Avenue

New York, NY 10166

Counsel for Nominal Defendant:

A. Thompson Bayliss

ABRAMS & BAYLISS LLP

20 Montchanin Road, Suite 200

Wilmington, DE 19807

Any current CPI stockholder or other Person who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Award and Service Award, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the Derivative Action with prejudice, and any and all of the releases set forth in the Stipulation.

12.                               At least ten (10) calendar days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court, proof, by affidavit or declaration, of the issuance, filing, and posting of the Notice pursuant to the terms of this Preliminary Approval Order.

13.                               All current CPI stockholders shall be bound by all orders, determinations, and judgments in the Derivative Action concerning the Settlement, whether favorable or unfavorable to current CPI stockholders.

14.                               All proceedings in this Derivative Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation and this Preliminary Approval Order.  This Court retains exclusive jurisdiction over this Derivative Action, the Parties, and Plaintiff’s Counsel and Defendants’ Counsel to consider all further matters arising out of or connected with the Settlement.

15.                               Pending final determination of whether the Settlement should be approved, neither Plaintiff, Plaintiff’s Counsel, nor any current CPI stockholders or other Persons, derivatively on behalf of CPI, shall commence or prosecute, or in any way instigate or participate in the commencement or prosecution of, any action or proceeding asserting any Released Claims against any of the Released Persons in any court or tribunal.

16.                               The facts and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a)                                 shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiff or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Action or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b)                                 shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c)                                  shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

(d)                                 shall not be offered, received, or used in any way against Plaintiff or Plaintiff’s Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiff’s claims are without merit or that Plaintiff would not have been able to prevail on his claims at trial.

17.                               Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance thereof, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that if finally approved, the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

18.                               If the Stipulation is terminated pursuant to its terms, or the Effective Date does not otherwise occur, all proceedings in the Derivative Action will revert to their status as of the date immediately preceding the date of the Stipulation.

19.                               The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to current CPI stockholders and retains jurisdiction to consider all further applications arising out of or connected with the Settlement.  The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to current CPI stockholders.

20.                               IT IS SO ORDERED.

DATED:
HONORABLE COLM F. CONNOLLY U.S. DISTRICT COURT JUDGE

UNITED STATES DISTRICT COURT

DISTRICT OF DELAWARE

GERHARD HECKERMANN, derivatively on behalf of CPI CARD GROUP, INC.,	Case No.: 1:17-cv-01673-CFC

Plaintiff,
EXHIBIT D
vs.

STEVEN MONTROSS, DAVID BRUSH,	[PROPOSED] FINAL ORDER

JERRY DREILING, DIANE FULTON, DAVID PEARCE, ROBERT PEARCE, NICHOLAS PETERS, DAVID ROWNTREE, BRADLEY SEAMAN, TRICOR PACIFIC CAPITAL PARTNERS (FUND IV), LIMITED PARTNERSHIP, TRICOR PACIFIC CAPITAL PARTNERS (FUND IV) US, LIMITED PARTNERSHIP, and TRICOR PACIFIC CAPITAL, INC.

AND JUDGMENT

Defendants,

and

CPI CARD GROUP, INC.,

Nominal Defendant.

This matter came before the Court for hearing pursuant to this Court’s Order Preliminarily Approving Derivative Settlement and Providing for Notice, dated            ,      (the “Preliminary Approval Order”), on the application of the Parties for final approval of the Settlement set forth in the Stipulation and Agreement of Settlement dated December 18, 2019 (the “Stipulation”).  Due and adequate notice having been given to CPI stockholders as required in the Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed of the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

21.                               This Final Order and Judgment (“Judgment”) incorporates by reference the definitions in the Stipulation, and except where otherwise specified herein, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

22.                               This Court has jurisdiction over the subject matter of the Derivative Action, including all matters necessary to effectuate the Settlement, and over all Parties.

23.                               This Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Parties and all CPI stockholders, and hereby finally approves the Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

24.                               The Derivative Action, all claims contained therein, and any other Released Claims, are hereby ordered as fully, finally, and forever compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Judgment.  The Parties are to bear their own costs, except as otherwise provided in the Stipulation.

25.                               Upon the Effective Date, CPI, Plaintiff (individually and on behalf of CPI), and each current CPI stockholder shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons.  CPI, Plaintiff, and each current CPI stockholder shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons.  Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

26.                               Upon the Effective Date, each of CPI, the Individual Defendants and Tricor Defendants shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiff and his beneficiaries and their Related Persons, Plaintiff’s Counsel and their Related Persons, CPI, and all current CPI stockholders (solely in their capacity as CPI stockholders) from Defendants’ Released Claims.  CPI, the Individual Defendants and Tricor Defendants shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue Plaintiff or his beneficiaries or their Related Persons, Plaintiff’s Counsel or their Related Persons, CPI, or any current CPI stockholders (solely in their capacity as CPI stockholders) with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiff and his beneficiaries and their Related Persons, Plaintiff’s Counsel and their Related Persons, CPI, and all current CPI stockholders (solely in their capacity as CPI stockholders).  Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

27.                               The Court finds that the notice of the Settlement to CPI stockholders was made in accordance with the Preliminary Approval Order and provided the best notice practicable under the circumstances to all Persons entitled to such notice, and said notice fully satisfied the requirements of due process.

28.                               The Court finds that during the course of the Derivative Action, the Parties and their counsel at all times complied with Rule 11 of the Federal Rules of Civil Procedure.

29.                               The Court finds that the Fee and Expense Award in the amount of three hundred forty-two thousand and five hundred dollars ($342,500) is fair and reasonable, in accordance with the Stipulation, and finally approves the Fee and Expense Award.

30.                               The Court finds that the Service Award to Plaintiff in the amount of one thousand five hundred dollars ($1,500) is fair and reasonable, in accordance with the Stipulation, and finally approves the Service Award, to be paid by Plaintiff’s Counsel from the Fee and Expense Award.

31.                               This Judgment, the facts and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a)                                 shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiff or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Action or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b)                                 shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c)                                  shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

(d)                                 shall not be offered, received, or used in any way against Plaintiff or Plaintiff’s Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiff’s claims are without merit or that Plaintiff would not have been able to prevail on his claims at trial.

32.                               Neither the Judgment, nor the Stipulation, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance thereof, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or this Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

33.                               Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) all Parties for the purpose of construing, enforcing, and administering the Stipulation and this Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

34.                               This Judgment is a final judgment and should be entered forthwith by the Clerk dismissing the Derivative Action with prejudice.

IT IS SO ORDERED.

DATED:

HONORABLE COLM F. CONNOLLY
U.S. DISTRICT COURT JUDGE